UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

Riot Blockchain, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401
Castle Rock, CO 80104
 (Address of principal executive offices) (zip code)

(303) 794-2000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, New York 10036
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2018, Riot Blockchain Canada, Inc. ("Riot Canada"), a Canadian corporation and wholly owned subsidiary of Riot Blockchain, Inc. (the "Company"), entered into an executive employment agreement (the "Agreement"), effective as of January 20, 2018, with Jeffrey Vormittag, providing for his appointment as Chief Operating Officer of Riot Canada for a term of two years which term shall be shall be automatically renewed for successive one year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew the Agreement at least three months prior to the expiration of the initial term.

Pursuant to the Agreement and in consideration for his services to Riot Canada, Mr. Vormittag received a signing bonus of $25,000 and will receive a base salary of $225,000 per annum in accordance with Riot Canada's regular payroll practices. For each fiscal year during the term of employment, Mr. Vormittag shall be eligible to receive a bonus in the amount of 100% of annual salary, if any, as may be determined from time to time by the Board of Directors of Riot Canada in its discretion and shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Company. Mr. Vormittag also received an award of 30,000 restricted shares of the Company's common stock, which shall vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of the date of issuance.

Set forth below is the biographical information of Mr. Vormittag, as required by Item 401 of Regulation S-K.

Prior to joining Riot Canada, Mr. Vormittag worked at Bitfury Technology Inc. in 2017, where he held the role of Managing Director for Canada, leading the development and launch of two blockchain mining data centers in Alberta, Canada, totaling nearly 60MW.  Previously, from 2010 to 2017, Mr. Vormittag worked in Canadian telecommunications, as a project manager for a variety of clients and holding leadership roles in network service design and data center operations at Canada's second largest telecommunications provider.  Mr. Vormittag is an accomplished IT Project Manager in the areas of data center deployment and technology integration. Mr. Vormittag holds a BA from the University of Waterloo and earned the PMI Project Management Professional designation in 2011.

The foregoing description of the Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On January 17, 2018, the Company issued a press release announcing Mr. Vormittag's appointment. A copy of the press release is attached hereto as Exhibit 99.1 to this report and incorporated herein by reference.

On January 17, 2018, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.2 to this report and incorporated herein by reference.

On January 18, 2018, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.3 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
10.1	Form of Employment Agreement between Riot Blockchain Canada, Inc. and Jeffrey Vormittag, dated January 17, 2018
99.1	Press release issued January 17, 2018
99.2	Press release issued January 17, 2018
99.3	Press release issued January 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: January 18, 2018	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer